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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 6, 2004 with respect to the consolidated financial statements of Team Health, Inc. for the year ended December 31, 2003, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-115824) and related Prospectus of Team Health, Inc. for the registration of $180,000,000 of debt securities.


                                                  /s/ Ernst & Young LLP

Nashville, Tennessee
August 17, 2004